Exhibit 99.1

NASDAQ OMX Completes Acquisition of Thomson Reuters

Investor Relations, Public Relations and Multimedia Businesses

NASDAQ OMX to integrate businesses with Global Technology Solutions

Accretive to EPS within the first 12 months, excluding transaction-related costs

NEW YORK, June 03, 2013 — The NASDAQ OMX Group, Inc. (Nasdaq: NDAQ) today announced the completion of its acquisition of Thomson Reuters Investor Relations, Public Relations and Multimedia Solutions businesses, which provide insight, analytics and communications solutions. These complementary businesses will be integrated with NASDAQ OMX’s Global Technology Solutions business to create a differentiated client experience through a comprehensive portfolio of technology-driven solutions to more than to more than 10,000 clients worldwide.

“Through the powerful combination of the Market Technology and Corporate Solutions businesses, Global Technology Solutions will advance NASDAQ OMX’s position by leveraging global scale and distribution,” said Bob Greifeld, Chief Executive Officer. “The completion of this acquisition will expand our Corporate Solutions’ international footprint to roughly 10,000 clients in over 60 countries, while diversifying and expanding our recurring revenue base and delivering value to shareholders. We are pleased to welcome the people, products and services of Thomson Reuters to NASDAQ OMX.”

NASDAQ OMX announced its intent to acquire its Thomson Reuters Investor Relations, Public Relations and Multimedia Solutions businesses on December 12, 2012. On January 17, 2013, NASDAQ OMX announced that it would combine its Market Technology and Corporate Solutions businesses into a newly formed business unit, Global Technology Solutions. The Market Technology business provides technology and advisory services to over 70 marketplaces, clearing organizations and central securities depositories in over 50 countries as well as risk management and surveillance solutions to financial services firms. Corporate Solutions provides public and private companies with a portfolio of products and services that deliver critical market intelligence and communications solutions which help identify, target and communicate with stakeholders.

“NASDAQ OMX and Thomson Reuters have complementary, client-first cultures and a shared understanding of the investor relations, public relations and multimedia businesses,” said Anna Ewing, Executive Vice President, Global Technology Solutions. “We’re excited about the closing and the opportunity to create a globally-diversified solution suite for corporate professionals, with increased scale and attractive cross-selling opportunities for our listing and corporate clients. Through Global Technology Solutions, NASDAQ OMX will redefine technology as a source of competitive advantage for our clients.”

The Company expects the acquisition to be accretive to earnings within the first 12 months, excluding transaction-related costs, and to generate attractive returns on capital.

About NASDAQ OMX

The inventor of the electronic exchange, The NASDAQ OMX Group, Inc., fuels economies and provides transformative technologies for the entire lifecycle of a trade — from risk management to trade to surveillance to clearing. In the U.S. and Europe, we own and operate 26 markets, 3 clearinghouses and 5 central securities depositories supporting equities, options, fixed income, derivatives, commodities, futures and structured products. Able to process more than 1 million messages per second at sub-40 microsecond speeds with 99.999% uptime, our technology drives more than 70 marketplaces in 50 developed and emerging countries into the future, powering 1 in 10 of the world’s securities transactions. Our award-winning data products and worldwide indexes are the benchmarks in the financial industry. Home to approximately 3,400 listed companies worth $6 trillion in market cap whose innovations shape our world, we give the ideas of tomorrow access to capital today. Welcome to where the world takes a big leap forward, daily. Welcome to the NASDAQ OMX Century. To learn more, visit www.nasdaqomx.com. Follow us on Facebook (http://www.facebook.com/NASDAQ) and Twitter (http://www.twitter.com/nasdaqomx). (Symbol: NDAQ and member of S&P 500)

Cautionary Note Regarding Forward-Looking Statements

The matters described herein contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about the acquisition of Thomson Reuters Investor Relations, Public Relations and Multimedia businesses and NASDAQ OMX’s products and offerings. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

CONTACT:

NASDAQ OMX Media Contact:

Joseph Christinat

+1 646 441 5121

Joseph.Christinat@nasdaqomx.com

NASDAQ OMX Media Contact:

Ryan Wells

+1 646 581 4286

Ryan.wells@nasdaqomx.com